Exhibit 99.1
ALLERGAN REPORTS FIRST QUARTER 2008 OPERATING RESULTS
•	Total Product Net Sales Increased 23 Percent for the First Quarter

•	Board of Directors Declares First Quarter Dividend
(IRVINE, Calif., May 7, 2008) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 31, 2008. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.05 per share, payable on June 13, 2008 to stockholders of record on May 23, 2008.
Operating Results
For the quarter ended March 31, 2008:
•	Allergan reported $0.36 diluted earnings per share from continuing operations compared to $0.15 diluted earnings per share reported for the first quarter of 2007.

•	Allergan’s adjusted diluted earnings per share from continuing operations were $0.53 in the first quarter of 2008, compared to adjusted diluted earnings per share of $0.46 in the first quarter of 2007, a 15.2% year-over-year increase.
Product Sales
For the quarter ended March 31, 2008:
•	Allergan’s total product net sales were $1,061.0 million. Total product net sales increased 23.0 percent, or 18.5 percent at constant currency, compared to total product net sales in the first quarter of 2007.
•	Total specialty pharmaceuticals net sales increased 23.0 percent, or 18.6 percent at constant currency, compared to total specialty pharmaceuticals net sales in the first quarter of 2007.

•	Total medical devices net sales increased 23.1 percent, or 18.0 percent at constant currency, compared to total medical devices net sales in the first quarter of 2007.
“Our results demonstrate the strategic value of product diversity and global presence. The strength of our reimbursed pharmaceutical businesses offset the marginal impact on our elective product lines as the U.S. economy showed signs of softening and consumers adjusted their spending,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “In addition, both the reimbursed and elective businesses enjoyed robust growth outside the United States with BOTOX® growing at double the rate at constant currency internationally than in the United States.”
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Product and Pipeline Update
During the first quarter of 2008:
•	On January 24, 2008, Allergan and Clinique Laboratories, LLC announced a strategic collaboration to develop a new skin care line, which will be sold exclusively in physicians’ offices, to address the need for specialized skin care as the medical aesthetics market grows. The collaboration combines Clinique’s expertise in product development and formulation with Allergan’s leadership in the medical aesthetics market.

•	On January 30, 2008, the Company announced the phased closure of its breast implant manufacturing facility at Arklow, Ireland and the transfer of production to Allergan’s state-of-the-art manufacturing plant in Costa Rica. The Arklow facility was acquired by the Company in connection with its 2006 Inamed acquisition and employs approximately 360 people. Production at the facility is expected to be phased out by the middle of 2009. The Company currently estimates that the total pre-tax restructuring and other transition related costs associated with the closure of the Arklow manufacturing facility will be between $65 million and $70 million, based on current foreign currency exchange rates. The Company began to record costs associated with the closure of the Arklow manufacturing facility in the first quarter of 2008 and expects to continue to incur costs through the fourth quarter of 2009.
Discontinued Operations
On July 2, 2007, Allergan completed the sale of the ophthalmic surgical business that Allergan obtained in connection with its January 2007 acquisition of Groupe Corneal Laboratoires. Operating results of the ophthalmic surgical business are presented as discontinued operations in the financial tables of this press release.
Common Stock Split
On June 22, 2007, Allergan completed a two-for-one stock split of its common stock. The stock split was structured in the form of a 100% stock dividend and was paid to stockholders of record on June 11, 2007. All share and per share data contained in this press release have been adjusted to reflect the effect of the stock split for all periods presented.
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Outlook
For the full year of 2008:
•	Allergan is increasing adjusted diluted earnings per share guidance to between $2.55 and $2.59.

•	All other guidance provided on January 30, 2008 remains unchanged.
For the second quarter of 2008, Allergan estimates:
•	Total product net sales between $1,130 million and $1,160 million.

•	Adjusted diluted earnings per share guidance between $0.62 and $0.63.
Historical adjusted diluted earnings per share, adjusted diluted earnings per share guidance and net sales reported in constant currency are presented as non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP financial measure is included in the financial tables of this press release.
Forward-Looking Statements
In this press release, the statements regarding product development, market potential, expected growth, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share, product net sales and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; the impact of any economic downturn on consumer spending and the state of the economy worldwide can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
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Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2007 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential — to see more clearly, move more freely, express themselves more fully. The Company employs approximately 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® and ™ Marks owned by Allergan, Inc.
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ALLERGAN, INC.
Condensed Consolidated Statements of Earnings and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
In millions, except per share amounts	March 31, 2008				March 30, 2007
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$1,061.0	$—		$1,061.0	$862.6	$—		$862.6
Other revenues	15.6	—		15.6	14.1	—		14.1

	1,076.6	—		1,076.6	876.7	—		876.7

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	182.2	(6.7	)(a)	175.5	151.8	—		151.8
Selling, general and administrative	482.2	(1.2	)(b)(c)	481.0	386.4	(7.7	)(h)	378.7
Research and development	182.9	(0.1	)(c)	182.8	210.0	(72.0	) (i)	138.0
Amortization of acquired intangible assets	34.9	(29.9	)(d)	5.0	28.4	(23.0	)(d)	5.4
Restructuring charges	28.4	(28.4	)(e)	—	3.2	(3.2	)(e)	—

Operating income	166.0	66.3		232.3	96.9	105.9		202.8

Non-operating income (expense)
Interest income	11.2	—		11.2	15.4	(0.4	)(j)	15.0
Interest expense	(15.4)	—		(15.4)	(18.5)	—		(18.5)
Unrealized loss on derivative instruments, net	(3.3)	3.3	(f)	—	(1.3)	1.3	(f)	—
Other, net	(2.9)	—		(2.9)	(1.1)	—		(1.1)

	(10.4)	3.3		(7.1)	(5.5)	0.9		(4.6)

Earnings from continuing operations before income taxes and minority interest	155.6	69.6		225.2	91.4	106.8		198.2

Provision for income taxes	44.0	18.1	(g)	62.1	46.7	10.4	(k)	57.1
Minority interest	0.2	—		0.2	(0.1)	—		(0.1)

Earnings from continuing operations	111.4	51.5		162.9	44.8	96.4		141.2

Loss from discontinued operations, net of income tax of $0.5 million	—	—		—	(1.0)	1.0	(l)	—

Net earnings	$111.4	$51.5		$162.9	$43.8	$97.4		$141.2

Basic earnings per share:
Continuing operations	$0.37			$0.53	$0.15			$0.47
Discontinued operations	—			—	(0.01)			—

Net basic earnings per share	$0.37			$0.53	$0.14			$0.47

Diluted earnings per share:
Continuing operations	$0.36			$0.53	$0.15			$0.46
Discontinued operations	—			—	(0.01)			—

Net diluted earnings per share	$0.36			$0.53	$0.14			$0.46

Weighted average number of common shares outstanding:
Basic	305.0			305.0	303.9			303.9
Diluted	308.2			308.2	307.3			307.3

Selected ratios as a percentage of product net sales

Selling, general and administrative	45.4%			45.3%	44.8%			43.9%
Research and development	17.2%			17.2%	24.3%			16.0%
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(a)	Esprit fair market value inventory roll-out adjustment
(b)	Integration and transition costs related to the acquisitions of Esprit and Corneal of $0.2 million and $0.4 million, respectively
(c)	Termination benefits and asset impairments related to the announced phased closure of the Arklow, Ireland breast implant manufacturing facility consisting of selling, general and administrative expense of $0.6 million and research and development expense of $0.1 million
(d)	Amortization of acquired intangible assets related to the acquisitions of Inamed, Corneal, EndoArt and Esprit, as applicable
(e)	Net restructuring charges
(f)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(g)	Total tax effect for non-GAAP pre-tax adjustments
(h)	Integration and transition costs related to the acquisitions of Corneal and Inamed of $3.5 million and $1.9 million, respectively, and settlement of an unfavorable pre-existing Corneal distribution contract of $2.3 million
(i)	In-process research and development charge related to the acquisition of EndoArt
(j)	Interest income related to income tax settlements
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $106.8 million	$(10.9)
Favorable recovery of previously paid state income taxes	0.5

$(10.4)

(l)	Loss from discontinued operations
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 31, 2008 and March 30, 2007 and with respect to anticipated results for the second quarter and full year of 2008. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted basic and diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:
•	it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;
•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate adjusted earnings differently than it does, which may limit its usefulness as a comparative measure.
Allergan compensates for these limitations by using adjusted earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.
In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.
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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
in millions	2008	2007

Assets
Cash and equivalents	$1,104.6	$1,157.9
Trade receivables, net	566.4	463.1
Inventories	247.2	224.7
Other current assets	271.6	278.5

Total current assets	2,189.8	2,124.2

Property, plant and equipment, net	695.5	686.4
Intangible assets, net	1,413.4	1,436.7
Goodwill	2,090.2	2,082.1
Other noncurrent assets	264.3	249.9

Total assets	$6,653.2	$6,579.3

Liabilities and stockholders’ equity

Notes payable	$38.3	$39.7
Accounts payable	202.6	208.7
Accrued expenses and income taxes	447.3	467.3

Total current liabilities	688.2	715.7

Long-term debt	1,605.7	1,590.2
Other liabilities	530.9	534.8
Stockholders’ equity	3,828.4	3,738.6

Total liabilities and stockholders’ equity	$6,653.2	$6,579.3

DSO	49	39

DOH	124	114
Cash and equivalents	$1,104.6	$1,157.9
Total notes payable and long-term debt	(1,644.0)	(1,629.9)

Cash, net of debt	$(539.4)	$(472.0)

Debt-to-capital percentage	30.0%	30.4%
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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

In millions, except per share amounts	Three months ended
	March 31,	March 30,
	2008	2007
Earnings from continuing operations	$111.4	$44.8

Non-GAAP pre-tax adjustments:
Net restructuring charges	28.4	3.2
Amortization of acquired intangible assets	29.9	23.0
Corneal integration and transition costs	0.4	3.5
Esprit integration and transition costs	0.2	—
Inamed integration and transition costs	—	1.9
Esprit fair market value inventory adjustment roll-out	6.7	—
Termination benefits and asset impairments related to the phased closure of the Arklow, Ireland manufacturing facility	0.7	—
Interest related to income tax settlements	—	(0.4)
Settlement of unfavorable Corneal distribution contract	—	2.3
In-process research and development charge related to EndoArt	—	72.0
Unrealized loss on derivative instruments	3.3	1.3

	181.0	151.6

Tax effect for above items	(18.1)	(10.9)
State income tax recovery	—	0.5

Adjusted earnings from continuing operations	$162.9	$141.2

Weighted average number of shares issued	305.0	303.9

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.2	3.4

	308.2	307.3

Diluted earnings per share from continuing operations, as reported	$0.36	$0.15

Non-GAAP earnings per share adjustments:
Net restructuring charges	0.08	0.01
Amortization of acquired intangible assets	0.06	0.05
Corneal integration and transition costs	—	0.01
Esprit fair market value inventory adjustment roll-out	0.02	—
Unrealized loss on derivative instruments	0.01	—
In-process research and development charge related to EndoArt	—	0.23
Settlement of unfavorable Corneal distribution contract	—	0.01

Adjusted diluted earnings per share from continuing operations	$0.53	$0.46

Year over year change	15.2%

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ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	March 31,	March 30,	$ change in net sales			Percent change in net sales
in millions	2008	2007	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$492.2	$403.0	$89.2	$70.0	$19.2	22.1%	17.4%	4.7%
Botox/Neuromodulator	315.5	267.9	47.6	36.1	11.5	17.8%	13.5%	4.3%
Skin Care	26.4	26.5	(0.1)	(0.1)	—	(0.4)%	(0.4)%	—
Urologics	23.5	—	23.5	23.5	—	NA	NA	NA

Total Specialty Pharmaceuticals	857.6	697.4	160.2	129.5	30.7	23.0%	18.6%	4.4%

Breast Aesthetics	78.5	69.2	9.3	5.9	3.4	13.4%	8.5%	4.9%
Obesity Intervention	71.8	53.0	18.8	16.9	1.9	35.5%	31.9%	3.6%
Facial Aesthetics	53.1	43.0	10.1	7.0	3.1	23.5%	16.3%	7.2%

Total Medical Devices	203.4	165.2	38.2	29.8	8.4	23.1%	18.0%	5.1%

Product net sales	$1,061.0	$862.6	$198.4	$159.3	$39.1	23.0%	18.5%	4.5%

Alphagan P, Alphagan, and Combigan	$99.5	$77.5	$22.0	$18.0	$4.0	28.4%	23.2%	5.2%
Lumigan Franchise	107.5	89.0	18.5	13.2	5.3	20.7%	14.8%	5.9%
Other Glaucoma	4.1	3.6	0.5	0.1	0.4	14.9%	3.7%	11.2%
Restasis	100.2	78.4	21.8	21.7	0.1	27.8%	27.7%	0.1%
Sanctura Franchise	23.3	—	23.3	23.3	—	NA	NA	NA

Domestic	64.1%	66.4%
International	35.9%	33.6%
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ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Second Quarter, 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$0.56	$0.57

Amortization of acquired intangible assets	0.06	0.06

Adjusted diluted earnings per share guidance	$0.62	$0.63

	Full Year 2008
	Low	High
GAAP diluted earnings per share from continuing operations guidance (a)	$2.21	$2.25

Net restructuring charges	0.08	0.08
Esprit fair market value inventory adjustment roll-out	0.02	0.02
Unrealized loss on derivative instruments	0.01	0.01
Amortization of acquired intangible assets	0.23	0.23

Adjusted diluted earnings per share guidance	$2.55	$2.59

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges (including, without limitation, the impact of the phased closure of the Arklow, Ireland manufacturing facility) and integration and transition costs that may occur but that are not currently known or determinable.
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